SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 11, 2001 (Date of Earliest Event Reported: December 7, 2001).

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer

Incorporation or organization)		Identification No.)

645 E. Missouri Ave. Suite 400,

Phoenix, Arizona		85012

(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code	(602) 265-9200

Item 5. Other Events.

              On December 7, 2001, CSK Auto Corporation issued a press release, attached as Exhibit 99.1, announcing that it had entered into an agreement with LBI Group Inc., an affiliate of Lehman Brothers, and Investcorp CSK Holdings L.P., an affiliate of one of CSK Auto Corporation’s principal stockholders, for the issuance of $50.0 million aggregate principal amount of 7% convertible subordinated debentures due December 2006. The Agreements entered into in connection with this issuance are attached as Exhibits 99.2 and 99.3.

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Item 7.	Exhibits
	99.1	Press Release

	99.2	Securities Purchase Agreement

	99.3	Registration Rights Agreement

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation

By: /s/ DON W. WATSON

Don W. Watson Senior Vice President Chief Financial Officer and Treasurer

DATED: December 11, 2001

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